                                                                 Exhibit 10 (qq)

                    ALTERNATIVE DISPUTE RESOLUTION AGREEMENT

         THIS ALTERNATIVE DISPUTE RESOLUTION AGREEMENT ("Agreement") is made this 8th day of March, by and between HUMANA INC., a Delaware corporation ("Humana"), and GALEN HEALTH CARE, INC., a Delaware corporation ("Galen").

RECITALS

         Prior to the date of this Agreement, Humana and Galen were members of an affiliated group of companies. As part of the division of the formerly integrated business into separate businesses managed by unaffiliated companies, which has been accomplished as of the date hereof by distribution of the capital stock of Galen to Humana's shareholders, Humana and Galen have entered into certain agreements governing the division of such business and the distribution of its assets and liabilities. The purpose of this Agreement is to specify the sole and exclusive method and procedure by which disputes arising out of or relating to such agreements, or breaches of such agreements, are to be resolved. Humana and Galen intend that the procedures agreed upon herein will permit them to resolve such disputes, if any, expeditiously, economically and finally.

         NOW, THEREFORE, in consideration of the premises and mutual covenants of the parties contained herein, the parties hereby agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1:

       1.1. AFFILIATE. An "affiliate" as defined under Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

        1.2.    AMOUNT IN CONTROVERSY.  The monetary value of any
Dispute. In determining the monetary value of any Dispute, in addition to the monies actually at issue, if interpretation of a provision of one of the Contracts could determine the rights of the parties with respect to future Disputes, the monetary value of such further Disputes which could reasonably arise under the Contract provision to be interpreted must be considered.

        1.3.    ARBITRATOR.   The person appointed pursuant to Paragraph 4.4
below.

        1.4.    CONTRACTS.  Each of the agreements set forth in Tab A.

        1.5. DISPUTE. A claim, demand, liability or assertion by one party hereto against the other which arises out of or relates to the Contracts, or which alleges a breach thereof, concerning which the parties cannot reach agreement after good faith consultation and negotiation.

        1.6. GALEN. Galen Health Care, Inc. and all of its subsidiaries after March 1, 1993.

        1.7. HUMANA. Humana Inc. and all of its subsidiaries after March 1, 1993.

        1.8. HUMANA GROUP. Humana Inc. and all of its existing and former subsidiaries and affiliates prior to March 1, 1993.

        1.9.    MEDIATOR.    The person appointed pursuant to Paragraph 3.4
below.

       1.10. PANEL. The list of potential Mediators or Arbitrators created in accordance with Paragraph 5 hereof.

       2.      NATURE OF THE DISPUTE.

       2.1. If the Dispute involves an Amount in Controversy of less than $250,000, the parties shall submit such Dispute to binding mediation as set forth in Paragraph 3.17 below.

       2.2. If the Dispute involves an Amount in Controversy of $250,000 or more, the parties shall first submit such Dispute to non-binding mediation. If the Dispute cannot be resolved through mediation, such Dispute shall then be submitted by the parties to binding arbitration in accordance with Section 4
below.   Judgment upon  the  award  rendered by  the  Arbitrator may be enforced  as provided in Paragraph 6.1.

       2.3. If the parties are unable to agree which of the above provisions (Paragraph 2.1 or Paragraph 2.2) governs a Dispute, the Mediator shall decide this issue prior to beginning any other part of the mediation.

       3.      MEDIATION.

       3.1. Either party to a Dispute may initiate mediation by giving notice to the other that it requests mediation (the "Request" ).

       3.2. The Request shall contain a brief statement of the nature of the Dispute.

       3.3.    Within fifteen (15) days of a Request, the parties will appoint a
single Mediator.   Such appointment shall be made as set forth in Paragraph 3.4 below.

         3.4. The Mediator shall be selected from the Panel in the following manner. Within five (5) days of receipt of the Request or, in the case of a Panel constituted according to Paragraph 5.2, within five (5) days of receipt of the list of persons comprising the Panel, the parties shall meet to attempt to agree upon a particular Mediator. If the parties are unable to agree, each party shall cross off from the list any Panel member it deems unacceptable and attach in writing a numerical preference (with the numeral 1 representing most preferred) to the remaining persons, provided, however, that neither party may cross off one-half or more of the number of persons on the Panel. The Mediator shall be the person who (1) has not been crossed off the list by either party, and (2) receives the lowest numerical score when the written preferences of the parties are added together. In the event of a tie, the Mediator shall be chosen by lot from among those persons receiving the same numerical score.

         3.5. No person shall serve as a Mediator in any Dispute in which the person has any financial or personal interest, except by the written consent of the parties. Prior to accepting an appointment, the prospective Mediator shall disclose any circumstances likely to create a presumption of bias or prevent a prompt meeting with the parties. If, in the opinion
of either party, such circumstances disqualify the Mediator to serve,   another
Mediator shall be appointed within fifteen (15) days of one party's giving notice to the other that the first Mediator is disqualified. The appointment shall be made in the same manner as that described in Paragraph 3.4 above.

         3.6. If one party fails to participate in the selection of the Mediator within the time specified, such party shall be deemed to agree to the selection of any member of the Panel and to authorize the other party to take any actions necessary to appoint a Mediator. Any Mediator thus appointed shall have all the powers conferred by this Section 3.

         3.7. Subject to the provisions of Paragraph 3.11 below, either party may select persons of its choice to be corporate representatives at the mediation proceedings, excepting however that outside counsel shall not be permitted to attend or participate in the mediation proceedings.

         3.8. Subject to the requirement that all mediation proceedings shall take place in Louisville, Kentucky unless otherwise agreed by the parties, the Mediator shall fix the time and place of each mediation session, the first such session to be scheduled not more than thirty (30) days after appointment of the Mediator, unless otherwise agreed by the parties.

         3.9. At least five (5) days prior to the first scheduled mediation session, each party shall provide the Mediator and the other party with: (i) a summarized statement of position; (ii) all relevant documentation regarding factual basis and liability; and (iii) all relevant documentation regarding the amount in dispute or the damages asserted. Each party is expected to produce all information which may be reasonably required by the Mediator to understand the issues presented.

         3.10. Excepting only with respect to those Disputes identified in Paragraph 2.1 above, the Mediator has no authority to impose a settlement but will assist the parties in reaching a satisfactory resolution of the Dispute. The Mediator is authorized to conduct joint and separate meetings with the parties and to make oral and written recommendations for settlement. The Mediator is further authorized to obtain expert advice concerning technical aspects of the Dispute, provided the parties agree and assume the expenses of obtaining such advice.

        3.11. Only the parties may attend any mediation session, unless the parties and the Mediator consent to the attendance of other person(s).

        3.12. Information disclosed to the Mediator by the parties or by witnesses, as well as all documents received, during the course of the mediation shall be maintained as confidential by the Mediator.

        3.13. The parties and the Mediator shall maintain the confidentiality of the mediation and shall not rely upon or introduce as evidence in any arbitral, judicial or other proceeding (i) any views expressed or proposals made by the other party or Mediator, (ii) admissions made by the other party or (iii) settlement proposals and discussions made by either party or the Mediator during the course of the mediation. The Mediator shall not be compelled to divulge such records or to testify in regard to the mediation in any adversary proceeding or judicial forum.

        3.14. The mediation shall be terminated upon the happening of any of the following: (i) by the execution of a settlement agreement by the parties; (ii) by written declaration of the Mediator that further efforts at mediation are no longer worth-while; (iii) by a written declaration of one or both parties that the mediation proceedings are terminated; or (iv) by the passage of thirty (30) days after the first mediation session, unless the parties otherwise agree in writing.

         3.15. Upon termination of mediation proceedings by reason of settlement, the parties shall execute all documents necessary to effect the settlement upon the agreed terms and conditions. Such settlement shall constitute a binding contract of the parties and shall be enforceable as provided in Paragraph 6.1 below.

         3.16. Upon termination of mediation proceedings under Paragraph 3.14(ii), (iii) or (iv) above, and with respect to Disputes identified in Paragraph 2.2 above, the parties shall initiate arbitration proceedings as set forth in Section 4 below.

         3.17. With respect to Disputes identified in Paragraph 2.1 above, upon termination of mediation proceedings under Paragraph 3.14(ii), (iii) or
(iv) above, the Mediator shall arbitrate the Dispute in one of the following methods, as determined by the Mediator: (i) issue a binding award based upon the information previously provided by the parties; (ii) request additional written position statements and documentation from the parties upon which a binding award will issue; or (iii) schedule and conduct an expedited hearing in a manner which permits a fair presentation of the case by the parties, such hearing to be completed in one day and upon which a binding award will issue. The Mediator shall issue a binding award with respect to such Disputes no later than ten (10) days after termination of mediation proceedings under
Section 3.14(ii), (iii) or (iv), unless the parties otherwise agree in writing. Fees and expenses of the mediation shall be shared equally by the parties unless the Mediator determines that the position or conduct in the mediation was frivolous or uncooperative, in which case the Mediator may apportion such fees or expenses as the Mediator sees fit.

         3.18. An award of the Mediator issued under Paragraph 3.17 above shall be enforceable in any court of competent jurisdiction as provided in
Section 6.1 hereof. The parties hereby expressly agree that the validity or enforceability of any such award shall not be challenged in judicial proceedings for any reason other than fraud in the conduct of the arbitration proceedings resulting in such award.

         4.      ARBITRATION.

         4.1. Either party to a Dispute identified in Paragraph 2.2 above which has not been settled or resolved through mediation may initiate arbitration by serving notice of a Demand for Arbitration ("Demand") upon the other party. Such Demand shall contain a statement setting forth its claim and the nature of the dispute, the amount involved and, if any, the remedy sought. If so desired, the party upon whom the Demand is made may serve an answering statement within seven (7) days upon the other party. If a counterclaim is asserted it shall contain a statement setting forth the nature of the counterclaim, the amount involved, if any, and the remedy sought. If no answer is filed within the stated time, it will be assumed that the claim is denied. Failure to file an answer shall not operate to delay the arbitration.

         4.2. If either party subsequently desires to make any new or different claim, such claim shall be made in writing and served upon the other party who shall have seven (7) days from the date of service within which to answer. After the Arbitrator is appointed, however, no new or different claim may be submitted except with the consent of both parties.

         4.3. Within fifteen (15) days of receipt of a Demand the parties will appoint a single Arbitrator. Such appointment shall be made as set forth below.

         4.4. The Arbitrator shall be selected from the Panel from which the Mediator in the case was selected. Within five (5) days of receipt of a Demand, the parties shall meet to attempt to agree upon a particular
Arbitrator. If the parties are unable to agree, each party shall cross off from the list any Panel member (including the Panel member who served as Mediator in the case) it deems unacceptable and attach in writing a numerical preference (with the numeral 1 representing most preferred) to the remaining persons, provided, however, that neither party may cross off one-half or more of the number of persons on the panel. The Arbitrator shall be the person who (1) has not been crossed off the list by either party, and (2) receives the lowest numerical score when the written preferences of the parties are added together. In the event of a tie, the Arbitrator shall be chosen by lot from among those persons receiving the same numerical score.

         4.5. No person shall serve as an Arbitrator in any Dispute in which the person has any financial or personal interest, except by the written consent of the parties. Prior to accepting an appointment, the prospective Arbitrator shall disclose any circumstances likely to create a presumption of bias or prevent a prompt meeting with the parties. If, in the opinion of either party, such circumstances disqualify the Arbitrator to serve, another Arbitrator shall be appointed within fifteen (15) days of one party's giving notice to the other that the first Arbitrator is disqualified. The appointment shall be made in the same manner as that described in Paragraph 4.4 above.

         4.6. All arbitration proceedings shall take place in Louisville, Kentucky, unless otherwise agreed by the parties in writing.
The Arbitrator shall schedule a pre-hearing conference, of which each party shall have at least five (5) days' advance notice, to arrange for an exchange of information and a stipulation to uncontested facts to expedite the arbitration proceedings. Such pre-hearing conference shall be held within thirty (30) days of the appointment of the Arbitrator. At the pre-hearing conference, the parties will produce relevant documents, identify witnesses to be called, schedule further hearings and consider any other matters which will expedite the arbitration proceedings. At the pre-hearing conference, the Arbitrator, at the request of either party, shall have the authority to direct the production of any relevant documents or exhibits not produced. Failure to make production after such direction may subject the non-producing party to the same penalties as failure to respond to a subpoena as set forth in Section
4.14. Further hearings, including presentation of all evidence and post-hearing briefs, shall be completed within thirty (30) days of the pre-hearing conference unless the Arbitrator determines that more time is necessary to enable both parties to present their cases fairly. Any such determination shall be in writing, shall include a reasoned explanation, and shall fix a date certain for closing the hearings.

        4.7. If one party fails to participate in the selection of the Arbitrator within the time specified, such party shall be deemed to agree to the selection of any member of the Panel and to authorize the other party to take any actions necessary to appoint an Arbitrator. Any Arbitrator thus appointed shall have all the powers conferred by this Section 4.

        4.8. Any party may be represented by counsel. A party intending to be so represented shall notify the other party at the earliest possible date, but in any event no later than the date of appointment of the Arbitrator.

        4.9. A verbatim record, through audiotape, shall be kept of the proceedings. Any party wishing a stenographic record shall make arrangements directly with the stenographer and shall notify the other party of such arrangements in advance of the hearing. The requesting party shall pay the cost of such record.

        4.10. The Arbitrator shall maintain the privacy of the hearings. Any person having a direct interest in the arbitration is entitled to attend the hearings; otherwise, the Arbitrator shall have the power to require the exclusion of any witness, other than a party or other essential person, during the testimony of any other witness.

        4.11. Unless the law provides to the contrary, the arbitration may proceed in the absence of any party which, after due notice, fails to be present or fails to obtain an adjournment. An award shall not be made solely on the default of a party and the Arbitrator shall require the party who is present to submit such evidence as the Arbitrator may require for the making of an award.

         4.12. The Arbitrator may adjourn the proceedings upon the request of a party or upon the Arbitrator's own initiative, but the Arbitrator shall make such adjournment only when all of the parties agree thereto.

         4.13. The hearing shall be opened by the filing of the oath of the Arbitrator, where required, and by the recording of the place, time and date of the hearing, acknowledgement of the presence of the Arbitrator and the parties, and counsel, if any, and by the receipt of the Arbitrator of the statement of claim and answer, if any. The Arbitrator may also ask for statements clarifying the issues involved. The complaining party shall first present its claim and proofs and its witnesses, who shall submit to questions or other examination, including cross-examination by the other party. The defending party shall then present its defense and proofs and its witnesses, who shall submit to questions or other examination, including cross-examination by the other party. The Arbitrator may require witnesses to testify under oath administered by a duly qualified person. If required by law or if either party so demands, the Arbitrator shall require witnesses to testify under oath administered by a duly qualified person.

         4.14. The Arbitrator shall afford full and equal opportunity to all parties for the presentation of any material or relevant proofs. Exhibits, when offered by either party, may be received in
evidence by the Arbitrator.   The names and addresses of all witnesses and
exhibits in the order received shall be made a part of the record. The parties may offer such evidence as is relevant and material to the Dispute and shall produce such additional evidence as the Arbitrator may deem necessary to an understanding and determination of the Dispute. The Arbitrator may subpoena witnesses or documents upon the request of any party, or independently.
Failure to produce documents subject to subpoena may be grounds for a ruling in favor of the other party or a negative inference against the party failing to produce, in the Arbitrator's discretion. The Arbitrator shall be the sole judge of the relevance and materiality of the evidence offered and conformity
to legal rules of evidence shall not be necessary.   The Arbitrator shall also
be the sole judge with respect to any procedural disputes between the parties. All evidence shall be taken in the presence of the Arbitrator and of the parties, except for any party which has waived the right to be present or failed to be present or to obtain an adjournment within the meaning of Paragraph 4.11.

         4.15. Upon the statements of the parties that they have no further proof to offer nor witnesses to be heard or upon the expiration of the time set pursuant to Paragraph 4.6, the Arbitrator shall declare the hearings closed and a minute thereof shall be recorded. If post-hearing briefs are to be filed, the hearing shall be declared closed as of the date set by the Arbitrator for receipt of briefs. If it has been agreed upon by the parties at the hearing that additional documents shall be filed, such documents shall be filed as of the date set for the receipt of briefs. The time limit within which the Arbitrator is required to make the award shall commence to run, in the absence of other agreement by the parties, upon the closing of the hearing.

         4.16. The parties may provide, by written agreement, for the waiver of oral hearings with respect to any particular Dispute. When the parties have so agreed, the Arbitrator shall decide the issue based upon written documentation and briefs submitted by each party.

         4.17. Any party who proceeds with arbitration after knowledge that any provision or requirement of this Agreement has not been complied with and who fails to state objection thereto in writing, shall be deemed to have waived the right to object.

         4.18. Unless both parties have been given notice and an opportunity to participate, there shall be no communication between one or both parties and the Arbitrator other than at oral hearings.

         4.19. The award shall be made promptly by the Arbitrator, but in no event later than fifteen (15) days from the date of the closing of the hearings, or if oral hearings have been waived, from the date of transmitting the final statements and proofs to the Arbitrator. The Arbitrator shall also provide the parties a written explanation within sixty (60) days from the date of the closing of the hearings.

         4.20. The award shall be in writing, signed by the Arbitrator, and shall be executed in the manner required by law.

         4.21. The Arbitrator may grant any remedy or relief which the Arbitrator deems just and equitable and within the scope of the agreement of the parties including specifically, but not limited to, injunctive relief and specific performance of a contract. The Arbitrator may not award consequential, exemplary, incidental, punitive or special damages. In any award involving money damages, the Arbitrator shall award both pre-arbitration and post-arbitration interest. Interest shall be at the prime rate as published from time to time by Chemical Bank, unless the agreement which is the subject of the Dispute provides otherwise. Fees and expenses of the arbitration shall be shared equally by the parties unless the Arbitrator determines that the position or conduct in the arbitration was frivolous or uncooperative, in which case the Arbitrator may apportion such fees or expenses as the Arbitrator sees fit.

         4.22. If the parties settle their dispute during the course of the arbitration, the Arbitrator, upon their request, may set forth the terms of the agreed settlement in an award.

         4.23. An award of the Arbitrator issued hereunder shall be enforceable in any court of competent jurisdiction as provided in Section 6.1 hereof. The parties hereby expressly agree that the validity or enforceability of any such award shall not be challenged in judicial proceedings for any reason other than fraud in the conduct of the arbitration proceedings resulting in such award.

         5.      CREATION OF PANEL.

         5.1. Following the execution of this agreement, the parties shall use their best efforts to agree upon a list of five (5) or seven (7) persons to constitute a panel from which Mediators and

Arbitrators shall thereafter be drawn. This list, which may be amended by the written agreement of both parties, shall be attached hereto as Tab B.

         5.2. If the parties have not agreed upon a list as provided in Paragraph 5.1 prior to the initiation of mediation by either party to a Dispute, the party requesting mediation shall, unless both parties otherwise agree in writing, request the New York office of the Judicial Arbitration & Mediation Services, Inc. to provide a list of seven (7) persons able to serve as Mediator or Arbitrator. This list shall constitute the Panel for both mediation and arbitration of that Dispute unless the parties otherwise agree in writing. If after following the procedures specified in Sections 3 and 4 above a Mediator or Arbitrator cannot be appointed from this list, the parties shall request additional lists from the New York office of the Judicial Arbitration & Mediation Services, Inc. as necessary.

         6.      JURISDICTION; SERVICE OF PROCESS.

         6.1. JURISDICTION. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the Commonwealth of Kentucky in Louisville, Jefferson County, Kentucky, and the United States Federal District Courts for the Western District of Kentucky located in Louisville, Kentucky, over any action permitted by Section 4.23, Section 3.15 and Section 3.18 hereof. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such action. Each of the parties agrees that a judgment in any such action may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

        6.2.    SERVICE OF PROCESS.    Each of the parties hereby
consents to process being served by any party to this Agreement in any action specified in Section 6.1 above by the mailing or the delivery by hand of a copy thereof in accordance with the provisions of Section 7.1 of this Agreement.

        6.3.    TRIAL BY JURY.    Each of the parties hereto hereby waives
any right to trial by jury with respect to any action specified in
Section 6.1 above.

        7.      MISCELLANEOUS PROVISIONS.

        7.1. NOTICE. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given (i) on the date of personal delivery or (ii) provided such notice, request, demand or communication is actually received by the party to which it is addressed in the ordinary course of delivery, on the date of (A) deposit in the United States mail, postage prepaid, by registered or certified mall, return receipt requested,
(B) transmission by telegram, cable, telex or facsimile transmission, or (C) delivery to a nationally-recognized overnight courier service, in each case, addressed as follows, or to such other person or entity as either party shall designate by notice to the other in accordance herewith:

        If to Humana:                     Humana Inc.
                                          500 West Main Street
                                          Box 1438
                                          Louisville, Kentucky 40201-1438
                        Attn:             Law Department

        If to Galen:                      Galen Health Care, Inc.
                                          201 West Main Street
                                          Louisville, Kentucky 40202
                        Attn:             Law Department

         7.2.    GOVERNING LAW.   This Agreement shall be governed by, and
construed in accordance with, the laws of the Commonwealth of Kentucky to the extent not inconsistent with the Federal Arbitration Act.

         7.3. SEVERABILITY. The parties agree that each provision to this Agreement shall be construed independent of any other provision of this Agreement. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof. This Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         7.4. ENTIRE AGREEMENT. This Agreement, including Tabs A and B, constitutes the entire agreement between the parties regarding its subject matter. It supersedes all prior written or contemporaneous oral agreements related thereto.

         7.5.    AMENDMENT AND MODIFICATIONS.   No amendment or other
modification to this Agreement shall be binding upon any party unless executed in writing by all of the parties hereto.

         7.6.    WAIVER.   No waiver by any party of any of the provisions of
this Agreement will be deemed, or will constitute, a waiver of any other provision, whether similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

         7.7. ASSIGNMENT. Neither party may assign, by operation of law, merger or otherwise, license, sublicense or otherwise transfer any of its rights or obligations under this Agreement to any other person or entity without obtaining the prior written consent of the other party.

        7.8. CAPTIONS. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning and construction of any provision hereof.

        7.9. BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto, their respective Affiliates, successors and assigns.

        7.10. NO THIRD PARTY BENEFICIARY. Nothing in this Agreement, express or implied, shall confer on any person other than the parties any rights or remedies under or by virtue of this Agreement.

        IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed and delivered this Agreement on the date first written above.

                                          HUMANA, INC.

                                          By:   /S/   W. E. NEELY
                                              ---------------------------------
                                          Title:  Vice President
                                                 ------------------------------
                                                             ("Humana")


                                          GALEN HEALTH CARE, INC.

                                          By:  /S/ KATHLEEN PELLEGRINO
                                              ---------------------------------
                                          Title:  Vice President
                                                 ------------------------------
                                                             ("Galen")

                                     TAB A

1. Distribution Agreement between Galen Health Care, Inc. and Humana Inc., dated as of January 19, 1993.

2. Operating Agreement between Galen Health Care, Inc. and Humana Inc., dated as of March 1, 1993.

3. Hospital Services Agreement between Galen Health Care, Inc. Humana, Inc. and certain of their respective subsidiaries.

4. Medicare Supplement Agreement between Galen Health Care, Inc. and Humana Inc., dated as of March 1, 1993.

5. Assumption of Liabilities and Indemnification Agreement between Galen health Care, Inc. and Humana Inc., dated as of March 1, 1993.

6. Employee Benefits Allocation Agreement between Galen Health Care, Inc. and Humana Inc., dated as of March 1, 1993.

7. Tax Sharing and Indemnification Agreement between Galen Health Care, Inc. and Humana Inc., dated as of March 1, 1993.

8. Lease Agreement between Galen Health Care, Inc. and Humana, Inc. regarding 500 West Main Street, Louisville, Kentucky, dated as of March 1, 1993.

9. Lease Agreement between Galen Health Care, Inc. and Humana, Inc. regarding 516 West Main Street, Louisville, Kentucky, dated as of March 1, 1993.

10. Lease Agreement between Galen Health Care, Inc. and Humana, Inc. regarding 101 East Main Street, Louisville, Kentucky, dated as of March 1, 1993.

11. Lease Agreement between Galen Health Care, Inc. and Humana, Inc. regarding 708 West Magazine Street, Louisville, Kentucky, dated as of March 1, 1993.

12. Lease Agreement between Galen Health Care, Inc. and Humana, Inc. regarding 8119 Data Point Drive, San Antonio, Texas, dated as of March 1, 1993.

13. Intellectual Property Agreement between Galen Health Care, Inc. and Humana, Inc., dated as of March 1, 1993.


14. Aircraft Management Agreement between Galen Health Care, Inc. and Humana Inc., dated as of March 1, 1993.

15. Aircraft Interchange Agreement between Galen Health Care, Inc. and Humana Inc., dated as of March 1, 1993.

16. Information Systems Split Agreement between Galen Health Care, Inc. and Humana Inc., dated as of March 1, 1993.

17. Intercompany Information Systems Agreement between Galen Health Care, Inc. and Humana Inc., dated as of March 1, 1993.

18. Intercompany Communications Agreement between Galen Health Care, Inc. and Humana Inc., dated as of March 1, 1993.

19. Workers Compensation Administrative Service Agreement between Humana Health Insurance Company of Florida, Inc., a wholly owned subsidiary of Humana Inc., and Galen Health Care, Inc., dated as of March 1, 1993.

20. Administrative Services Agreement between Humana Insurance Company, a wholly owned subsidiary of Humana Inc., and Galen Health Care, Inc., dated as of March 1, 1993.

21. Accounts Recovery Service Agreement between Humana Inc. and Galen Health Care, Inc., dated as of March 1, 1993.

22. Any other agreement between the parties which, by its terms, adopts the provisions of this Alternative Dispute Resolution Agreement.



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